Exhibit (c)(2) Special Committee – Initial Review Project Anchor August 26, 2022 PRELIMINARY & CONFIDENTIAL DRAFT

Topics for Discussion Peer Set and Anchor Trading Review 1 Financial Forecast Review 2 Next Steps 3 Appendix – Supplemental Materials A PROJECT ANCHOR PRELIMINARY & CONFIDENTIAL DRAFT 2

Morgan Stanley

Preliminary Overview of Consortium Proposal

- US$14.45 / Share offer price based on Consortium proposal received on August 4, 2022
  - 33% premium to 30-day VWAP of $10.85

$MM, unless otherwise stated

	Unaffected Share Price (as of Aug 4, 2022)	Current Consortium Proposal	Current Share Price (as of Aug 23, 2022)
Share / Offer Price	$11.57	$14.45	$14.24
% Prem. (Disc.) to Unaffected Price (8/4/22)	--	24.9%	23.1%
% Prem. (Disc.) to 30-day VWAP [1]	6.6%	33.2%	31.2%
% Prem. (Disc.) to 90-day VWAP [1]	(7.6%)	15.4%	13.7%
% Prem. (Disc.) to 52 Week High of $16.49 [1]	(29.8%)	(12.4%)	(13.6%)
FDSO [2]	286	286	286
Implied Equity Value	**$3,306**	**$4,138**	**$4,077**
(-) Cash [3]	(401)	(401)	(401)
(+) Total Debt (Excl. Operating Leases) [3]	5,688	5,688	5,688
Net Debt	**$5,288**	**$5,288**	**$5,288**
(+) Preferred Equity [3]	803	803	803
Implied Aggregate Value	**$9,397**	**$10,229**	**$10,167**
AV / EBITDA			
LTM Adjusted EBITDA of $1,160MM	8.1x	8.8x	8.8x
2022E Consensus EBITDA of $1,114MM [4]	8.4x	9.2x	9.1x
2023E Consensus EBITDA of $1,236MM [4]	7.6x	8.3x	8.2x
2024E Consensus EBITDA of $1,635MM [4]	5.7x	6.3x	6.2x
2025E Consensus EBITDA of $1,743MM [4]	5.4x	5.9x	5.8x

Source: Company Filings, Management Forecast as of August 2022, Capital IQ as of August 23, 2022, Bloomberg

Notes:

1. Based on market data as of unaffected date (August 4, 2022)
2. Includes 282MM basic shares outstanding, 3.1MM RSU, 0.5MM PSUs, vested options and other dilutive securities as provided by Anchor management on August 19, 2022. For illustrative purposes, excludes potential dilutive impact of exchangeable notes
3. Cash and total debt balances as of June 30, 2022, per Company filings
4. Per Capital IQ as of August 23, 2022

PROJECT ANCHOR

PRELIMINARY & CONFIDENTIAL DRAFT

3

SECTION 1 Peer Set and Anchor Trading Review PRELIMINARY & CONFIDENTIAL DRAFT 4

Morgan Stanley

Anchor's Share Price Performance Over Time

Anchor's Share Price Performance Over Time

US$ / Share; As of August 4, 2017

	$ Amount	Offer Premium / (Discount)(2)
Unaffected Share Price	$11.57	24.9%
30-Day VWAP(1)	$10.85	33.2%
90-Day VWAP(1)	$12.52	15.4%
52-Week High	$16.49	(12.4%)



$24.00
$21.00
$18.00
$15.00
$12.00
$9.00
$6.93
$6.00
$3.00
$0.00
MM
14.00
12.00
10.00
8.00
6.00
4.00
2.00
0.00
1/8/2018 Bing Chen appointed as President and CEO, and given a board seat
3/14/2018 Seaspan acquires GCI
5/31/2018 Seaspan announces additional Fairfax Financial investment
5/16/2019 Seaspan announces closing of $1Bn portfolio financing program
11/21/2019 Seaspan announces definitive bid to acquire APR Energy for $750MM
2/28/2020 Seaspan closes acquisition of APR Energy and rebrands as Anchor
1/11/2021 Graham Talbot appointed as CFO after prior CFO resigns
3/23/2021 Anchor signals to public its intention to seek further acquisition opportunities
9/1/2021 Seaspan announces order option for five 7,000 dual-fuel LNG newbuild vessels
3/30/2022 Fairfax notifies Anchor of its intention to exercise warrants to purchase 25MM shares
8/4/2022 A consortium formed by Fairfax, the Washington Family, David Sokol, and Ocean Network Express announces bid for remaining 32% common stake in Anchor not owned by consortium members
Consortium Offer: $14.45
Today: $14.24, +105%
Unaffected: $11.57, +67%(1)
Aug-17
Feb-18
Aug-18
Feb-19
Aug-19
Feb-20
Aug-20
Feb-21
Aug-21
Feb-22
Aug-22
Anchor
Volume
Key Development
Earnings Beat
Earnings Miss

Source: Capital IQ, Bloomberg as of August 23, 2022

Notes:
1. Performance as of the unaffected date of August 4, 2022, the trading day before the proposed takeover announcement; VWAPs represent the number of trading days prior to the unaffected date
2. To consortium offer price of $14.45

PROJECT ANCHOR PRELIMINARY & CONFIDENTIAL DRAFT PEER SET AND ANCHOR TRADING REVIEW 5

Anchor’s Share Price Performance vs. Select Peers (1) Performance Over Time Anchor Share Price Performance vs. Select Peers and the S&P 1-Year 3-Year 5-Year Indexed to 100 as of August 4, 2017; Last 5 Years MM Anchor (12%) 20% 67% (2) 300.0 16.0 3% 96% 80% Cont. Lessors (3) 5% 66% 53% Other Lessors S&P (6%) 42% 68% 14.0 250.0 12.0 Today: $14.24, +105% 200.0 10.0 Unaffected: (1) $11.57, +67% 150.0 8.0 6.0 100.0 $6.93 4.0 50.0 2.0 0.0 0.0 Aug-17 Feb-18 Aug-18 Feb-19 Aug-19 Feb-20 Aug-20 Feb-21 Aug-21 Feb-22 Aug-22 (1) (2) Anchor Volume Containership Lessors Other Lessors S&P 500 Source: Capital IQ as of August 23, 2022 Notes: 1. Performance as of the unaffected date of August 4, 2022, the trading day before the proposed takeover announcement 2. Containership lessors include Costamare, Danaos, Global Ship Lease and SFL Corporation 3. Other lessors include GATX, AerCap, Triton, and Textainer PROJECT ANCHOR PRELIMINARY & CONFIDENTIAL DRAFT PEER SET AND ANCHOR TRADING REVIEW 6

Morgan Stanley

Anchor Broker Price Targets

Recent Broker Price Targets

Per Bloomberg

	Prior to Unaffected Date - Per Bloomberg as of 8/3[1]					Today - Per Bloomberg as of 8/23				
Broker	**Date**	**Rec**	**Target Price ($)**	**Prem/(Disc) to Current (%)[2]**	**Prem/(Disc) to Unaffected (%)[2]**	**Date**	**Rec**	**Target Price ($)**	**Prem/(Disc) to Current (%)[2]**	**Prem/(Disc) to Unaffected (%)[2]**
Broker 1	2/8/2022	Buy	$21.00	47.5%	81.5%	2/8/2022	Buy	$21.00	47.5%	81.5%
Broker 2	2/17/2022	Buy	$20.00	40.4%	72.9%	2/17/2022	Buy	$20.00	40.4%	72.9%
Broker 3	7/19/2022	Buy	$20.00	40.4%	72.9%	8/10/2022	Buy	$20.00	40.4%	72.9%
Broker 4	5/12/2022	Buy	$17.00	19.4%	46.9%	8/10/2022	Hold	$14.45	1.5%	24.9%
Broker 5	7/18/2022	Hold	$10.50	(26.3%)	(9.2%)	8/10/2022	Hold	$14.45	1.5%	24.9%
Broker 6	5/12/2022	Hold	$16.00	12.4%	38.3%					
Overall Target Price Median			**$18.50**	**29.9%**	**59.9%**			**$20.00**	**40.4%**	**72.9%**
Overall Target Price Mean			**$17.42**	**22.3%**	**50.5%**			**$17.98**	**26.3%**	**55.4%**
Median of Target Prices Published Post Offer Announcment								**$14.45**	**1.5%**	**24.9%**
Mean of Target Prices Published Post Offer Announcment								**$16.30**	**14.5%**	**40.9%**

Recent Broker Commentary

- Continually encouraged by management's ability to build a highly contracted business model
- Recognize Anchor's young asset fleet and ongoing optimization efforts
- Several factors have contributed to the recent share price including strong Q2 results with volume growth driven by a strong spot market
- Concerns over further deterioration in the market and the sustainability of elevated spot market activities

Evolution of Broker Recommendations for Anchor



$20
$18
$16
$14
$12
$10
$8
$6
$4
$2
$0
16.30
14.24
Jan-21
Feb-21
Mar-21
Apr-21
May-21
Jun-21
Jul-21
Aug-21
Sep-21
Oct-21
Nov-21
Dec-21
Jan-22
Feb-22
Mar-22
Apr-22
May-22
Jun-22
Jul-22
Aug-22
Buy
Hold
Sell
Share Price ($ / sh.)
Consensus Mean ($ / sh.)

Source: Bloomberg

Notes:
1. August 3, 2022 selected for broker pull as select brokers published updates on August 4, 2022 following Consortium's offer
2. Current share price of $14.24, based on market data as of August 23, 2022; Unaffected share price of $11.57, based on market data as of August 4, 2022

PROJECT ANCHOR PRELIMINARY & CONFIDENTIAL DRAFT PEER SET AND ANCHOR TRADING REVIEW 7

Morgan Stanley

Defining the Universe of Publicly-Traded Peers Relevant for Anchor

Anchor

	Seaspan		APR Energy	
	Containership Lessors	**Other Lessors**	**Specialty Rental**	**General Rental**
Preliminary Peer Set	Costamare Inc. Global Ship Lease Danaos SFL	GATX AerCap Triton Textainer Group Holdings Limited	Custom Truck One Source McGrath RentCorp WillScot • Mobile Mini	United Rentals HercRentals Ashtead group H&E Equipment Services
Attributes	✓ Own and charter vessels that are underpinned by longer term customer contracts ✓ Same end-market drivers and cyclicality ✓ Comparable asset life ✓ Overlapping customer concentration and universe ✓ Predictable cash flows ❖ Less distinguished counterparties x Less favorable scale (Seaspan ~4x the next largest competitor) x Worse newbuild growth profile and current fleet of older, lower quality vessels (Seaspan's fleet is ~6 years younger on average) x Different risk and return profile with shorter term contracts and more spot market exposure	✓ Essential transportation infrastructure assets ✓ Market-leading leasing suppliers ✓ Ability to out-grow and out-earn smaller peers ✓ Barriers to entry and strong benefit to scale ❖ Strong customer credit quality x Shorter term contracts (except for AerCap) with different asset lifecycle x Shorter asset order cycle and replacement cycle x Different end market drivers	✓ Niche operators offering capacity for specific use cases ✓ Diversified end markets and flexible go-to-market strategy ✓ Ability to serve a wide range of geographies x More predictable revenue growth x Weaker EBITDA margin profile than APR across 2022E and 2023E x Operate in a more competitive environment	✓ Ability to capitalize on ongoing secular shift towards rental over ownership ✓ Similar utilization rate of assets ✓ Ability to bundle equipment rentals x More diversified rental offering with larger focus on construction x Growth profile more tied to economy versus special situations x Worse margin profile APR across 2022E and 2023E

✓ Greater relevance
x Lesser relevance

PROJECT ANCHOR PRELIMINARY & CONFIDENTIAL DRAFT PEER SET AND ANCHOR TRADING REVIEW 8

Morgan Stanley

Anchor's Trading Multiples

AV / NTM Performance Over Time[2]

Average	*Anchor*	*Cont. Lessors*	*Other Lessors*
Current[1]	7.8x	4.1x	10.3x
3Y	7.6x	5.9x	8.9x
5Y	7.5x	6.9x	8.7x
10Y	8.3x	7.9x	8.9x

P / NTM EPS Performance Over Time[2]

Average	*Anchor*	*Cont. Lessors*	*Other Lessors*
Current[1]	7.1x	2.7x	6.3x
3Y	9.9x	5.4x	8.6x
5Y	9.7x	7.0x	9.1x
10Y	12.8x	8.0x	9.8x

AV / NTM EBITDA [1]

Last 10 Years; x


15.0x
12.0x
9.0x
6.0x
3.0x
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
10.3x
7.8x(1)
4.1x
Anchor
Containership Lessors
Other Lessors

Price / NTM EPS [1]

Last 10 Years; x


26.0x
20.0x
14.0x
8.0x
2.0x
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
7.1x(1)
6.3x
2.7x
Anchor
Containership Lessors
Other Lessors

Source: Capital IQ, Thomson Consensus Estimates

Notes:
1. Market data as of August 23, 2022. Containership Lessors include Costamare, Danaos, Global Ship Lease, and SFL Corporation; Other Lessors include Aercap, GATX, Triton, and Textainer; Triton data shown post listing on July 12, 2017. Anchor data as of August 4, 2022, reflecting the unaffected trading day before the proposed takeover
2. Represents, 3-year, 5-year, and 10-year average of the median over the period prior to August 4, 2022 (Anchor's unaffected trading date)

PROJECT ANCHOR PRELIMINARY & CONFIDENTIAL DRAFT PEER SET AND ANCHOR TRADING REVIEW 9

Morgan Stanley

Operational Benchmarking Vs. Peers

	seaspan[1]	COSTAMARE INC.	danaos	SFL	GLOBAL SHIP LEASE
Fleet Size (including newbuilds)	194 Containerships	76 Containerships 45 Dry Bulk	77 Containerships	34 Containerships, 18 Tanker, 2 Energy, 6 Car Carriers, 15 Dry Bulk	65 Containerships
Age of Fleet (years)	4.9 [2]	11.1	13.3	10.9	14.9
Total TEU (000s) (including newbuilds)	~2,000	643	485	320	342
Average TEU Vessel (000s) (including newbuilds)	10.3	8.5	6.3	9.4	5.3
Newbuild TEU (000s)	847	85.4	46	n/a	n/a
Avg. Newbuild TEU Vessel (000s)	12.1	14.2	7.7	n/a	n/a
Vessel Utilization (%)	98.3%	99.3%	99.9%	n.m.	95.5%
% of Fleet under Long Term Contracts	99.6%	95.0%	80.0%	83.0%	n.m.
Average Length of Remaining Contracts	7.9	4.0	3.6	6.5	2.6
Gross Contracted Cash Flow and Backlog	18.9 [2]	3.3	2.3	3.7	1.9
Vessel Daily Opex[3]	$6,766	$5,896	$5,986	n.m.	$6,707
Revenue Growth ('19-'21)	13.6%	28.8%	24.2%	5.7%	23.7%
Revenue Growth ('21-'23)	10.2%	19.3%	16.1%	9.8%	24.9%
EBITDA Growth ('19-'21)	15.9%	30.6%	22.2%	4.6%	22.7%
EBITDA Growth ('21-'23)	19.9%	20.3%	27.3%	9.5%	37.3%
2023E EBITDA Margin	79.3%	68.2%	77.6%	67.1%	71.0%
Key Customers	 6% 6% 24% 9% 9% 17% 13% 16%	 Others 5% 6% 28% 6% 10% 12% 18% 15%	 5% 5% 4% 5% 22% 6% 7% 15% 13% 15%	 7% 11% 12% 54% 16% Container Tanker Energy Car Carrier Dry Bulk	 4% Other 8% 5% 31% 6% 8% 9% 29%

Source: Latest company disclosures, including investor presentations, annual reports, and investor days; Clarksons; Capital IQ for forward growth and EBITDA estimates

Notes:
1. Seaspan data as of latest corporate development model
2. Average Age of Fleet and Gross Contracted Cash Flow and Backlog for Seaspan includes newbuilds
3. Based on FY2021 reported daily opex

PROJECT ANCHOR PRELIMINARY & CONFIDENTIAL DRAFT 10

SECTION 2 Financial Forecast Review for Seaspan PRELIMINARY & CONFIDENTIAL DRAFT 11

Morgan Stanley

Key Themes Impacting Industry and Implications to Anchor's Forecast for Seaspan

Key Themes		Potential Impact
Anchor's direct peers are smaller, which may position such peers to face meaningful headwinds during a prolonged economic downturn	✓	Liner companies may see Anchor as a more attractive counterparty, and this may improve Anchor's market share and charter rates relative to the forecast
Scrutiny on carbon emissions necessitating retrofits to existing vessels	✓	Seaspan's carbon reduction strategy could position it to generate better performance in recontracting or vessel sales
Robust freight rates over the past two years have generated substantial profits for Liners and allowed them to explore acquisitions across the value chain	?	Recent success may allow Liners to finance their own vessels and be less reliant on Anchor for providing tonnage
Slowing global GDP and cooling of global trade and freight rates	?	Softened demand for Anchor's offerings that may put pressure on charter rates over time
Significant number of charters rolling off Anchor in 2025	?	Re-chartering vessels at lower rates and/or the inability to re-charter certain vessels, which could cost ~$5,000 a day if vessels sit idle (1)
Rising interest rate environment expected to continue for near to medium-term	?	Increased cost of and challenged access to public debt market
Inflation and challenged labor markets are generating higher operating expenses, which may not be passed through to charterers	?	Decreased vessel utilization and margin pressures
Investor hesitation to deploying capital at the peak of the cycle	?	Access to equity capital could be challenged to pursue growth

Note:
1. Based on current bunker rates

PROJECT ANCHOR PRELIMINARY & CONFIDENTIAL DRAFT FINANCIAL FORECAST REVIEW FOR SEASPAN 12

Morgan Stanley

Key Forecast Assumptions | Seaspan Model

Vessel Useful Life
- 25 years for conventional ships
- 30 years for LNG ships

Rates
- MSI Base curve at 15% discount for existing fleet and newbuild fleet; curve inflated by quarterly inflation beginning in Q2 2024
- MSI curve at 22% discount for growth fleet 12k TEU vessels
- Assumes IHS global inflation forecasts from 2022-2037 (average inflation of 2.7% through period)
- 25% premium applied to MSI rates for LNG dual-fuel vessels

Growth Fleet
- Assumes 12k TEU vessel class are purchased to grow tonnage by global real GDP growth starting in 2026 through 2035
- Assumes following IHS global real GDP growth rates:

Year	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E	2037E
Growth %	3.0%	2.9%	2.8%	2.8%	2.8%	2.7%	2.7%	2.6%	2.6%	2.6%	2.5%	2.5%

Utilization Rate
- Contracted utilization: 98.9%
- Spot utilization: 98.9%

Residual Value
- $/LWT = $350 in 2021, inflated thereafter
- Assumes purchase obligations and options exercised by charterer; all other vessels scrapped

SG&A
- 2022 ship G&A budget inflation inflated through 2024; grown at 1.1% of revenue thereafter
- Q4 2022 budget Corp G&A inflated by quarterly inflation thereafter

Working Capital
- Days' sales outstanding: 7 days
- Prepaid expenses: 35 days
- Lease receivables: 3 days
- Days' payable outstanding: 85 days
- Other long-term liabilities: 17 days
- Deferred revenue liability: 5 days

Capex Assumptions
- Drydocking capex every five years (four times per lifetime)
- Newbuild capex: purchase prices based on set contracts in place for 74 newbuild ships

Taxes
- 0% effective tax rate

Depreciation
- Straight-line depreciation; 5-year useful life for drydocking depreciation

Source: Management Forecast as of August 16, 2022

PROJECT ANCHOR PRELIMINARY & CONFIDENTIAL DRAFT PRELIMINARY FINANCIAL ANALYSIS 13

Financial Summary | Seaspan Segment (1) Management Forecast as of August 2022 Revenue $MM % Growth: NA 19% 4% 16% 28% 9% (4%) (1%) 3% 4% 2% 4% 3% 4% 2% 3% 2% 3% 3,162 3,070 2,995 2,909 2,850 2,748 2,659 2,566 2,486 2,514 2,420 2,385 2,360 2,271 1,773 1,524 1,460 1,223 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E 2036E 2037E EBITDAL $MM % Margin: 65% 67% 77% 79% 81% 80% 78% 77% 77% 76% 76% 76% 76% 76% 76% 76% 77% 76% 2,407 2,352 2,283 2,205 2,158 2,086 2,016 1,980 1,951 1,921 1,868 1,854 1,829 1,820 1,407 1,179 978 796 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E 2036E 2037E Capex $MM % Margin: 69% 115% 128% 146% 107% 4% 28% 30% 31% 32% 38% 34% 43% 36% 47% 59% 59% 28% 2,590 2,437 1,950 1,821 1,772 1,679 1,376 1,194 1,036 987 913 848 878 807 754 696 658 106 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E 2036E 2037E Source: Management Forecast as of August 16, 2022 Notes: 1. Historical and forecasted information shown only for containership leasing segment; mobile power generation segment financials excluded PROJECT ANCHOR PRELIMINARY & CONFIDENTIAL DRAFT FINANCIAL FORECAST REVIEW FOR SEASPAN 14

Historical and Forecasted Charter Rates Historic and Forward-Looking Charter Rates $(000)s per day Forecast Clarksons Historical 140 2,500 TEU MSI 2,500 TEU 4,500 TEU MSI 15,000 TEU MSI 4,500 TEU 120 2,500 TEU Model 4,500 TEU Model 15,000 TEU Model 100 80 60 40 20 0 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 Clarksons Historical TEU 2013 2014 2015 2016 2017 2018 2019 2020 2021 1H 2022 2,500 7.6 7.3 8.9 5.8 8.3 10.6 9.5 9.9 45.2 75.6 Clarksons 3,500 7.0 7.7 10.3 5.5 8.0 10.9 9.9 11.5 58.2 103.7 Historical 4,500 8.7 8.8 11.8 5.0 7.7 11.1 11.2 14.0 67.1 118.3 9,000 37.6 39.1 36.7 24.8 27.1 33.6 36.8 35.6 70.0 95.8 (1) MSI and Model Projections TEU 2H 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 MSI 2,500 53.3 31.1 Model 2,500 45.3 26.5 11.5 11.8 12.1 12.4 12.8 13.1 13.4 13.8 MSI 3,500 64.4 36.6 Model 3,500 54.7 31.1 13.8 14.1 14.5 14.9 15.2 15.6 16.1 16.5 71.7 40.0 MSI 4,500 61.0 34.0 15.2 15.6 16.0 16.4 16.9 17.3 17.8 18.2 Model 4,500 MSI 9,000 106.3 60.9 Model 9,000 90.3 51.8 22.6 23.2 23.8 24.4 25.0 25.7 26.4 27.0 MSI 13,000 108.1 73.0 Model 13,000 91.9 62.1 36.7 37.7 38.7 39.7 40.7 41.8 42.9 44.0 MSI 15,000 135.6 79.5 Model 15,000 115.3 67.6 45.7 46.9 48.1 49.3 50.6 52.0 53.3 54.7 Source: Clarksons, MSI, Company Corporate Development Model Notes 1. MSI rates provided on a quarterly basis through Q2 2024, however data in the table above shown through Q4 2023. Model rates based on methodology in corporate development model provided by Anchor management PROJECT ANCHOR PRELIMINARY & CONFIDENTIAL DRAFT FINANCIAL FORECAST REVIEW FOR SEASPAN 15

APPENDIX Supplemental Materials PRELIMINARY & CONFIDENTIAL DRAFT 16

Morgan Stanley

Seaspan Comparable Companies

Market Data As Of August 23, 2022

	Share Price	% of 52-Week High	Equity Value	Agg. Val.	Agg. Val. / EBITDA				Price / Earnings				Price
Company Name	($)	(%)	($MM)	($MM)	2022E	2023E	2024E	2025E	2022E	2023E	2024E	2025E	Book
Anchor[(1)]	**11.57**	**(29.8%)**	**3,306**	**9,397**	**8.4x**	**7.6x**	**5.7x**	**5.4x**	**7.3x**	**6.5x**	**5.2x**	**5.1x**	**0.8x**
Containership Lessors													
Costamare Inc.	11.40	(36.7%)	1,382	3,330	4.4x	4.3x	4.5x	na	3.0x	2.9x	2.5x	na	0.7x
Danaos Corporation	67.87	(36.8%)	1,394	1,772	2.3x	2.5x	2.3x	2.2x	2.1x	2.4x	2.4x	2.0x	0.6x
Global Ship Lease, Inc.	17.48	(41.8%)	642	1,560	3.9x	3.5x	3.1x	2.8x	2.4x	2.1x	1.7x	1.4x	0.8x
SFL Corporation Ltd.	10.85	(6.4%)	1,376	3,593	8.3x	8.3x	7.1x	na	8.5x	9.7x	6.7x	na	1.3x
Containership Lessors Mean					**4.7x**	**4.6x**	**4.3x**	**2.5x**	**4.0x**	**4.3x**	**3.3x**	**1.7x**	**0.9x**
Containership Lessors Median					**4.1x**	**3.9x**	**3.8x**	**2.5x**	**2.7x**	**2.7x**	**2.5x**	**1.7x**	**0.8x**
Other Lessors													
AerCap Holdings N.V.	46.70	(34.6%)	11,246	58,023	10.1x	9.9x	7.8x	na	6.6x	5.7x	4.6x	na	0.7x
GATX Corporation	99.79	(21.8%)	3,524	9,335	10.6x	10.0x	na	na	16.7x	15.3x	na	na	1.8x
Triton International Limited	63.40	(12.4%)	3,932	13,009	7.7x	8.0x	na	na	5.7x	6.0x	na	na	1.2x
Textainer Group Holdings Limited	32.44	(22.6%)	1,513	7,315	9.9x	10.0x	na	na	5.4x	5.5x	na	na	0.8x
Other Lessors Mean					**9.6x**	**9.5x**	**7.8x**		**8.6x**	**8.1x**	**4.6x**		**1.1x**
Other Lessors Median					**10.0x**	**10.0x**	**7.8x**		**6.1x**	**5.8x**	**4.6x**		**1.0x**

Source: Capital IQ

Notes:

1. Unaffected date of August 4, 2022, reflecting the unaffected trading day before the proposed takeover announcement

PROJECT ANCHOR PRELIMINARY & CONFIDENTIAL DRAFT SUPPLEMENTAL MATERIALS 17

APR Comparable Companies Market Data As Of August 23, 2022 Agg. Val. / EBITDA Price / Earnings Price Share Price % of 52-Week High Equity Value Agg. Val. Company Name ($) (%) ($MM) ($MM) 2022E 2023E 2024E 2025E 2022E 2023E 2024E 2025E Book (1) Anchor 11.57 (29.8%) 3,306 9,397 8.4x 7.6x 5.7x 5.4x 7.3x 6.5x 5.2x 5.1x 0.8x Specialty Rental WillScot Mobile Mini Holdings Corp. 40.85 (6.5%) 8,730 11,756 12.7x 11.6x 11.1x 10.1x 30.1x 23.8x 18.1x na 4.9x McGrath RentCorp 84.85 (7.1%) 2,068 2,509 9.2x 8.7x na na 19.6x 17.8x na na 2.8x Custom Truck One Source, Inc. 6.89 (39.3%) 1,706 3,352 8.6x 7.7x 7.3x 6.6x 36.1x 23.6x 19.0x 12.8x 2.0x Specialty Rental Mean 10.2x 9.3x 9.2x 8.3x 28.6x 21.7x 18.6x 12.8x 3.2x Specialty Rental Median 9.2x 8.7x 9.2x 8.3x 30.1x 23.6x 18.6x 12.8x 2.8x General Rental United Rentals, Inc. 307.01 (26.0%) 21,486 31,239 5.7x 5.4x 5.1x 4.8x 9.7x 9.0x 8.1x 6.9x 3.6x Ashtead Group plc 51.32 (34.1%) 22,558 29,718 8.6x 7.1x 6.6x 6.1x 15.5x 12.1x 10.7x 9.9x 4.5x H&E Equipment Services, Inc. 33.59 (33.7%) 1,200 2,185 4.5x 4.1x 3.8x na 12.0x 10.0x 8.6x na 3.7x Herc Holdings Inc. 118.10 (41.9%) 3,533 6,108 5.0x 4.4x 4.0x 3.4x 10.1x 8.3x 7.6x 6.1x 3.3x General Rental Mean 6.0x 5.2x 4.9x 4.8x 11.8x 9.9x 8.8x 7.6x 3.8x General Rental Median 5.4x 4.9x 4.6x 4.8x 11.1x 9.5x 8.4x 6.9x 3.6x Source: Capital IQ Notes: 1. Unaffected date of August 4, 2022, reflecting the unaffected trading day before the proposed takeover announcement PROJECT ANCHOR PRELIMINARY & CONFIDENTIAL DRAFT SUPPLEMENTAL MATERIALS 18

Morgan Stanley

Recent Maritime and LNG Shipping Precedent Transactions

AV / LTM EBITDA Multiples


x
8.4x
8.4x[(1)]
9.2x
9.4x[(2)]
6.3x
Median: 8.4x
Mean: 8.3x

	10/4/2021	9/13/2021	3/8/2021	2/22/2021	1/13/2021
Target	Teekay LNG	Ocean Yield	Hoegh LNG [(3)]	GasLog [(4)]	Golar LNG Partners
Acquirer	Stonepeak	KKR	MSIP / LHC	Blackrock	New Fortress Energy
Price per Share	$17.00	$4.75 [(5)]	$2.76 [(6)(7)]	$5.80 [(8)]	$3.55
Premium to Spot	~8%	~26%	~36%	~17%	~27%
Transaction Value	$6.2Bn (100%)	$2.3Bn (100%)	$2.1Bn (100%)	$4.4Bn (100%)	$1.9Bn (100%)
Number of Vessels	47 LNG | 30 LPG (JV)	63 (VLCCs, Tankers, Carriers, LEGs)	6 LNGCs | 6 FSRUs	33 LNGCs	6 LNGCs | 1 FLNG
% Fleet Contracted	98%	94%	67%	52%	33%
Avg. Contract Length	~10 Years	~8 Years	8+ Years	~3 Years	Not Disclosed
Avg. LNGC Fleet Age	9 Years	N/A	8 Years	7 Years	14 Years
Charter Counterparty Credit	Investment Grade & High Yield	High Yield	Investment Grade & High Yield	Investment Grade & High Yield	Investment Grade

Source: Company Filings, Company Information, MergerMarket, Capital IQ, Refinitiv, Press Releases

Notes:
1. Enterprise value includes Hybrid Capital. LTM EBITDA adjusted for finance lease effects as of Q2 2021
2. Aggregate value includes non-controlling interest based on market value of public unitholders' ownership in GLOP as of February 19, 2021
3. Hoegh LNG includes Hoegh LNG Holding and Hoegh LNG Partners; 4 FSRU vessels currently chartered as LNGCs are counted as LNGCs; Customer concentration based only on HMLP; Metrics assume that the PT Hoegh LNG Lampung vessel is contracted while arbitration is ongoing since both parties are continuing to perform their respective obligations under the LOM; Assumes Gallant and Gannett are not under long-term charter
4. GasLog includes GasLog Ltd and GasLog Partners
5. Assumes a conversion of ~8.63 NOK per 1 USD as of September 13, 2021. Multiple reflects reported EBITDA adjusted for finance lease effects
6. Assumes a conversion of ~8.51 NOK per 1 USD as of March 8, 2021
7. Transaction for 50.40% stake in Hoegh LNG Holdings Ltd.
8. Transaction for 45% stake in GasLog Ltd.

PROJECT ANCHOR

PRELIMINARY & CONFIDENTIAL DRAFT

19

Overview of Anchor’s Shareholder Base As of 2Q’22 Filings (1) (1) Top Active Buyers (Last 1Q) Top Active Institutional Holders of Anchor AUM % Pos. Δ % of AUM Position in Shares (000s) Investor TSO ($Bn) City Style 2nd Qtr '22 1st Qtr '22 4th Qtr '21 3rd Qtr '21 Investor ($Bn) Style TSO (Shares) Hamblin Watsa Investment Counsel Ltd. 44.5 4 Toronto GARP 125,081 100,038 99,989 99,981 Hamblin Watsa Investment Counsel Ltd. 4 GARP 44.5 25,043,459 Washington (Dennis R) 17.0 Other 47,951 47,951 47,951 47,951 Capital Research Global Investors 992 Growth 4.1 918,521 Copper Lion, Inc. 5.0 0 Evansville Other 14,007 14,007 14,007 14,007 Tschetter Group 1 Other 0.7 731,493 Capital Research Global Investors 4.1 992 Los Angeles Growth 11,528 10,610 8,343 8,122 Nuveen LLC / TIAA-CREF 412 GARP 0.3 617,182 Sokol (David L) 1.1 Other 3,000 3,000 2,425 2,425 Tschetter Group 0.7 1 Bellevue Other 2,040 1,308 999 580 Mackenzie Financial Corporation 91 Growth 0.1 255,631 BMO Capital Markets (US) 0.7 58 New York Other 1,954 1,976 1,975 1,935 BMO Nesbitt Burns Inc. 13 Growth 0.2 236,800 Arrowstreet Capital, Limited Partnership 0.7 75 Boston Hedge Fund 1,890 1,876 2,351 2,382 Morgan Stanley & Co. LLC 112 Other 0.5 235,005 BlackRock Institutional Trust Company, N.A. 0.6 2,939 San Francisco Value 1,573 1,630 1,879 1,779 HOOPP Investment Management 22 GARP 0.1 230,900 Morgan Stanley & Co. LLC 0.5 112 New York Other 1,421 1,186 1,128 1,005 SKBA Capital Management, LLC 1 Value 0.4 149,600 Morgan Stanley Smith Barney LLC 0.5 374 Seattle Growth 1,403 1,962 1,954 2,022 Punch & Associates Investment Management, Inc. 0.4 1 Edina Value 1,122 1,114 1,129 1,117 Credit Suisse Securities (USA) LLC 5 Other 0.3 95,017 SKBA Capital Management, LLC 0.4 1 San Francisco Value 1,059 910 926 887 Total 51.1 28,513,608 Equitable Holdings, Inc. 0.3 5 New York Other 871 792 733 696 Nuveen LLC / TIAA-CREF 0.3 412 New York GARP 723 106 326 363 Credit Suisse Securities (USA) LLC 0.3 5 New York Other 710 615 637 594 (1) Top Active Sellers (Last 1Q) Watsa (Prem V) 0.2 Other 678 678 678 678 AUM % Pos. Δ BMO Nesbitt Burns Inc. 0.2 13 Toronto Growth 662 425 0 0 Investor ($Bn) Style TSO (Shares) Norges Bank Investment Management (NBIM) 0.2 1,001 Oslo Value 638 638 638 820 Kempen Capital Management N.V. 7 Growth 0.0 (566,958) State Street Global Advisors (US) 0.2 1,751 Boston Value 630 637 645 619 Morgan Stanley Smith Barney LLC 374 Growth 0.5 (558,770) Schwerin Boyle Capital Management, Inc. 0.2 1 Springfield GARP 584 584 537 527 Millennium Management LLC 76 Hedge Fund 0.1 (472,215) Envestnet Asset Management, Inc. 0.2 179 Chicago Growth 453 385 374 326 BofA Global Research (US) 449 Other 0.0 (275,033) Group One Trading, L.P. 0.2 5 Chicago Other 435 481 150 96 Susquehanna International Group, LLP 46 Other 0.0 (213,247) D.A. Davidson & Co. 0.2 8 Lake Oswego Other 427 429 421 418 Citadel Advisors LLC 0.1 68 Chicago Hedge Fund 400 393 254 219 Tudor Investment Corporation 3 Hedge Fund 0.0 (189,749) RBC Dominion Securities, Inc. 0.1 71 Toronto Other 391 423 662 596 BlackRock Advisors (UK) Limited 267 Value 0.0 (157,587) Old West Investment Management, LLC 0.1 0 Los Angeles Growth 386 389 366 187 GSA Capital Partners LLP 1 Hedge Fund 0.0 (154,678) Raymond James & Associates, Inc. 0.1 102 St. Petersburg Other 364 378 409 408 People's United Bank 3 GARP 0.0 (122,031) RBC Wealth Management, International 0.1 44 New York Growth 356 332 332 332 Jane Street Capital, L.L.C. 49 Other 0.0 (108,526) The Vanguard Group, Inc. 0.1 5,207 Malvern Value 340 298 315 319 Total 79.3 223,082 195,553 192,532 191,392 Total 0.7 (2,818,794) Source: Thomson Eikon Member of Investor Consortium Note: 1. As of 2Q 2022 filings PROJECT ANCHOR PRELIMINARY & CONFIDENTIAL DRAFT 20

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